EXHIBIT 99.1

Anavex Life Sciences Board of Directors Appoints Former Senior Vice President of Clinical Development Terrie Kellmeyer, PhD, as Interim Chief Executive Officer

NEW YORK, NY, May 6, 2026 - Anavex Life Sciences Corp. (“Anavex” or the “Company”) (Nasdaq: AVXL), a clinical-stage biopharmaceutical company focused on developing innovative treatments for Alzheimer’s disease, Parkinson’s disease, schizophrenia, neurodevelopmental, neurodegenerative, and rare diseases, including Rett syndrome, and other central nervous system (CNS) disorders, today announced that its Board of Directors has appointed the Company’s former Senior Vice President of Clinical Development and current Senior Advisor, Terrie Kellmeyer, PhD, as Interim Chief Executive Officer. These appointments follow the departure of President and Chief Executive Officer Christopher Missling, PhD, MS, MBA, from the Company on April 30, 2026, and a request for his resignation from the Board of Directors. Dr. Kellmeyer will lead the Company’s next phase of growth that aligns with its strategic initiatives in enhancing the clinical development programs of the Company’s current portfolio.

“The Board has the utmost confidence in Dr. Kellmeyer’s ability to drive our clinical programs forward,” said Dr. Ma. “Terrie has extensive experience in senior leadership roles in the biotech and therapeutics space along with vast knowledge of our portfolio. We believe her expertise in clinical development, regulatory and medical affairs, and quality assurance makes her the right partner to advance our pipeline while working closely with both the FDA and the EMA.”

Dr. Terrie Kellmeyer is a seasoned pharmaceutical executive with nearly three decades of experience across the full spectrum of drug development. Dr. Kellmeyer has served as the Department Head for Global Regulatory Affairs, Clinical Development, Clinical Operations, Safety, Quality Assurance and Medical Affairs at numerous healthcare companies over the last 30 years. Dr. Kellmeyer is a proven strategic leader, which is supported by her track record of leading successful regulatory submissions resulting in multiple FDA and EMA approvals.

“I look forward to executing and refining Anavex’s clinical, regulatory and operational strategy and working closing with the regulatory authorities that will help advance the development of our compounds,” stated Dr. Kellmeyer. “We believe in our core mission in developing innovative oral therapies for individuals living with neurological disorders and central nervous system diseases. With a strong cash balance and no long-term debt, we will continue to focus on our lead candidate, oral blarcamesine, in early Alzheimer’s disease, and begin to build out the appropriate team while creating long-term shareholder value.”

The Company expects to file a Form 12b-25 to extend the filing date of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as it is currently not expected to meet the due date for such report under the rules of the Securities and Exchange Commission (the “SEC”). The Company intends to host a conference call and webcast that will provide further information regarding its second quarter 2026 financial results and the filing of its Form 10-Q at a later date.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of novel therapeutics for the treatment of neurodegenerative, neurodevelopmental, and neuropsychiatric disorders. Further information is available at www.anavex.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Investor Relations & Media Contact:

SCR Partners, LLC

Alex Arzeno

Tel: 203-550-3972

Email: alex@scr-ir.com

Tripp Sullivan

Tel: 615-942-7077

Email: tsullivan@scr-ir.com

Company Contact:

Sandra Boenisch

Principal Financial Officer

Anavex Life Sciences Corp.

Tel: 1-844-689-3939

Email: ir@anavexcorp.com